CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of WorldCommodity Funds, Inc. and to the use of our report dated April 12, 2006 on the statement of assets and liabilities of WorldCommodity Fund as of April 11, 2006.  Such financial statement appears in the Fund's Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 15, 2006